                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, For Use of the
                                                Commission Only (as Permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Landmark Systems Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

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

                          LANDMARK SYSTEMS CORPORATION
                           8000 TOWERS CRESCENT DRIVE
                             VIENNA, VIRGINIA 22182

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 1999
                             ---------------------

To our stockholders:

     NOTICE IS HEREBY GIVEN that the 1999 annual meeting of stockholders of Landmark Systems Corporation will be held at the principal executive offices of Landmark Systems Corporation, located at 8000 Towers Crescent Drive, Vienna, Virginia 22182, on Tuesday, May 11, 1999, at 3:30 p.m., local time, for the following purposes:

          1. to elect seven directors of the Company for terms expiring at the 2000 annual meeting of stockholders;

          2. to approve an amendment to the Company's 1994 Stock Incentive Plan to increase by 1,500,000, to an aggregate of 4,500,000, the number of shares of Common Stock authorized for issuance thereunder;

          3. to ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants of the Company for the Company's fiscal year ending December 31, 1999; and

          4. to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 5, 1999 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

                                            By order of the Board of Directors,

                                            WORTH D. MACMURRAY
                                            Secretary

Dated: April 12, 1999

                          YOUR VOTE IS VERY IMPORTANT.
                WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING,
              PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT
                PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                          LANDMARK SYSTEMS CORPORATION
                           8000 TOWERS CRESCENT DRIVE
                                VIENNA, VA 22182

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 1999
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Landmark Systems Corporation (the "Company") for use at the 1999 annual meeting of stockholders to be held at the principal executive offices of the Company, located at 8000 Towers Crescent Drive, Vienna, Virginia 22182, on Tuesday, May 11, 1999, at 3:30 p.m., local time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

     The Company is mailing its annual report for the fiscal year ended December 31, 1998, together with this proxy statement and the enclosed proxy, to stockholders entitled to vote at the annual meeting. The annual report does not form any part of the material for the solicitation of proxies.

     The Company will pay the cost of all proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

     This proxy statement and the enclosed proxy are first being mailed to the Company's stockholders on or about April 12, 1999.

VOTING AND REVOCABILITY OF PROXIES

     A proxy for use at the annual meeting and a return envelope are enclosed. Shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares will be voted "FOR" the election of the seven director nominees named in the proxy, "FOR" approval of the amendment to the Company's 1994 Stock Incentive Plan to increase by 1,500,000, to an aggregate of 4,500,000, the number of shares of Common Stock authorized for issuance thereunder, and "FOR" the ratification of the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 1999. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Management is not aware of any other matters that are likely to be brought before the annual meeting. If any such matters properly come before the annual meeting, however, the persons named in the proxy are fully authorized to vote thereon in accordance with their judgment and discretion.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the

Company a duly executed proxy bearing a later date or (3) voting in person at the annual meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Landmark Systems Corporation, 8000 Towers Crescent Drive, Vienna, Virginia 22182,
Attention: Corporate Secretary.

VOTING PROCEDURE

     All holders of record of the Common Stock of the Company at the close of business on April 5, 1999 will be eligible to vote at the annual meeting. Each holder of Common Stock is entitled to one vote at the annual meeting for each share held by such stockholder. As of April 5, 1999, there were 12,237,536 shares of Common Stock outstanding.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business. Votes cast in person or by proxy, abstentions and broker non-votes (as hereinafter defined) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the annual meeting. The inspectors of election will treat shares represented by executed proxies which abstain as shares that are present and entitled to vote for purposes of determining the approval of such matter. If, with respect to any shares, a broker or other nominee submits a proxy indicating that instructions have not been received from the beneficial owners or the persons entitled to vote and that such broker or other nominee does not have discretionary authority to vote such shares (a "broker non-vote") on one or more proposals, those shares will not be treated as present and entitled to vote for purposes of determining the approval of any such proposal.

                               SECURITY OWNERSHIP

     The following table sets forth, as of March 31, 1999, information regarding the beneficial ownership of the Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and each nominee to the Board of Directors, (iii) each of the executive officers of the Company named in the Summary Compensation Table under "Executive Compensation," and (iv) all directors and executive officers of the Company as a group. Except as indicated, each person identified in the following table has sole voting and investment power with respect to the shares shown. The number of shares of Common Stock outstanding as of March 31, 1999 was 12,237,536. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, which provide, among other things, that a person is deemed to be the beneficial owner of the Common Stock if such person, directly or indirectly, has or shares voting power or investment power in respect of such stock or has the right to acquire such ownership within sixty days. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any reason other than compliance with Securities and Exchange Commission reporting requirements.

                                                                               PERCENTAGE OF
                                                         SHARES OF              OUTSTANDING
                                                        COMMON STOCK               SHARES
          NAME OF BENEFICIAL OWNER(1)                BENEFICIALLY OWNED      BENEFICIALLY OWNED
          ---------------------------             ------------------------   ------------------
Patrick H. McGettigan(2)........................         3,662,500                  29.9%
Katherine K. Clark(3)...........................         2,138,661                  17.4
Ralph E. Alexander(3)...........................           283,526                   2.3
John D. Hunter(3)...............................           228,749                   1.9
Andrew L. McCasker(3)...........................            57,782                   *
Roger A. Philips(3).............................            54,169                   *
Jeffrey H. Bergman(4)...........................           423,542                   3.5
T. Eugene Blanchard(3)..........................            20,500                   *
Patrick W. Gross(3).............................            19,650                   *
Sudhakar V. Shenoy..............................                 0                   *
All directors and executive officers as a group
  (13 persons)(3)...............................         6,893,827                  54.1
Lord, Abbett & Co.(5)...........................         1,420,745                  11.6

---------------
* Represents holdings of less than 1%.

(1) Unless otherwise specified in the footnotes to this table, the address of each person set forth in the above table is 8000 Towers Crescent Drive, Vienna, Virginia 22182.

(2) Includes 149,000 shares held by The Patrick H. McGettigan Foundation, of which Mr. McGettigan and his two adult children are the trustees. The trustees of this foundation share voting power.

(3) Includes shares which may be acquired within 60 days of March 31, 1999 pursuant to outstanding options by the person or persons listed, as follows:
    Ms. Clark, 48,970; Mr. Alexander, 281,595; Mr. Hunter, 20,845; Mr. McCasker, 55,124; Mr. Philips, 52,100; Mr. Blanchard, 19,500; Mr. Gross, 19,500; all
    directors and officers as a group, 494,634.

(4) Includes 1,500 shares which may be acquired within 60 days of March 31, 1999 pursuant to outstanding options. Does not include 86,743 shares held by the Bergman Family Trust, as to which Mr. Bergman disclaims beneficial ownership.

(5) Stock ownership is based on a Schedule 13G filed on February 16, 1999. Lord, Abbett & Co. is an Investment Advisor registered under Section 203 of the Investment Company Act of 1940. The address of Lord, Abbett & Co. is 767 Fifth Avenue, New York, New York 10153-0203.

                             ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

NOMINEES FOR ELECTION AS DIRECTORS

     The Company's Articles of Incorporation and Bylaws provide that the Board of Directors (the "Board") is to be elected at the annual meeting of the stockholders. The number of directors of the Board is currently seven.

     If elected, the director nominees will serve a one-year term to expire at the 2000 annual meeting of stockholders or until their successors are elected and qualified or their earlier resignation or removal. The seven incumbent directors standing for election to the Board are Patrick H. McGettigan, Katherine K. Clark, Ralph E. Alexander, Jeffrey H. Bergman, T. Eugene Blanchard, Patrick W. Gross and Sudhakar V. Shenoy.

     Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. In the event that any nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for the office of director as the Board of Directors may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

     Biographical information concerning each of the nominees is presented on the following pages.

NOMINEES FOR ELECTION FOR 1999 TERM

                                                           DIRECTOR
                    NAME                          AGE       SINCE
                    ----                          ---      --------
Patrick H. McGettigan.......................      57         1982
Katherine K. Clark..........................      42         1983
Ralph E. Alexander..........................      53         1997
Jeffrey H. Bergman..........................      55         1983
T. Eugene Blanchard.........................      68         1997
Patrick W. Gross............................      54         1997
Sudhakar V. Shenoy..........................      51         1999

     PATRICK H. MCGETTIGAN, a co-founder of the Company, has served as Chairman of the Board of Directors since 1982. Mr. McGettigan is the author of the Company's initial product, The Monitor for CICS. Mr. McGettigan served as President of the Company from 1982 to 1989 and as Chief Executive Officer from 1982 to 1994. Prior to founding the Company, Mr. McGettigan held a variety of technical and systems programming positions over a 17-year career at Blue Cross and Blue Shield of the National Capital Area.

     KATHERINE K. CLARK, a co-founder of the Company, has headed product development, technical support, finance and human resources at various times over the Company's history, has been a director of the Company since 1983 and from November 1993 to September 1997 was President of the Company. In 1994, Ms. Clark assumed her current role as Chief Executive Officer of the Company and is responsible for the long-term strategic direction of the Company.

     RALPH E. ALEXANDER joined the Company in November 1995 as Chief Financial Officer, became Chief Operating Officer in March 1996, a director in March 1997 and President in September 1997. Prior to his employment with the Company, Mr. Alexander served as Executive Vice President and Chief Financial Officer of Rational Software Corporation, a software development company, from 1994 to 1995. From 1991 to 1994, Mr. Alexander served as President and Chief Executive Officer of Verdix Corporation, a software development company, which merged with Rational in 1994.

     JEFFREY H. BERGMAN, a director of the Company since 1983, has served as a principal of Interboard, a division of the Interface Group Ltd./Boyden, an executive placement company, since 1996. From 1991 to 1996, Mr. Bergman was President of Celodon Technologies, a technology consulting firm. From 1983 to 1991, Mr. Bergman held various positions within the Company, including that of President.

     T. EUGENE BLANCHARD has been associated with the Company as a member of the Company's Advisory Board since 1993 and was elected to the Board in March 1997. (The Advisory Board was terminated in October 1997.) From 1979 to February 1997, Mr. Blanchard served as Senior Vice President, Chief Financial Officer and a director of DynCorp, a provider of technical and professional services to government agencies and the airline industry. Mr. Blanchard continues to serve as a director of DynCorp.

     PATRICK W. GROSS has been associated with the Company as a member of the Advisory Board since 1993 and was elected to the Board in March 1997. Mr. Gross is a founder of American Management Systems, Inc. ("AMS"), an international business and information technology consulting firm, and has served as a principal executive officer and a director of AMS since its founding in 1970. Mr. Gross is currently Chairman of the Executive Committee of AMS, and also serves as a director of Capital One Financial Corporation and Computer Network Technology Corporation.

     SUDHAKAR V. SHENOY was elected to serve as a director of the Company effective April 1, 1999. He has served as Chairman and Chief Executive Officer of Information Management Consultants, Inc., a private systems and software development firm, since 1981.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board held five meetings during the Company's 1998 fiscal year. Each director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period he or she served as a director and the total number of meetings held by each committee of the Board on which he or she served (during the period for which he or she served). In addition, during 1998 the Board took action two times by unanimous written consent.

     The Board has a standing Audit Committee and a standing Compensation Committee. The Board has no standing nominating committee or other committee performing a similar function.

     The Audit Committee, which met four times during 1998, consists of Messrs. Bergman and Blanchard. The Committee is responsible for recommending to the full Board the selection of the Company's independent public accountants, reviewing the scope of the plans and the results of the audit engagement, reviewing the independence of the public accountants, considering the range of audit and non-audit fees, reviewing the adequacy of the Company's internal accounting controls and exercising oversight with respect to the Company's code of conduct and other policies and procedures regarding adherence with legal requirements.

     The Compensation Committee, which met two times in 1998, consists of Messrs. Blanchard and Gross. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for, and administering the Company's stock option and stock purchase plans as they relate to, the Company's officers. The salaries, bonuses and other compensation for Ms. Clark and Mr. Alexander are subject to ratification by the Board.

     Each director, other than those who are employees of the Company, receives from the Company $1,250 for each Board meeting attended, $500 for each Committee meeting attended and reimbursement of expenses incurred in attending meetings. Directors who are not employees of the Company are not eligible to participate in any of the Company's stock incentive or stock purchase plans other than the 1996 Advisory Board and Directors Stock Incentive Plan (the "Board Plan"). Under the Board Plan, nonqualified stock options are granted to members of the Board who are not employees of the Company (each, a "designee"). Designees as of the effective date of the Board Plan received a nonqualified stock option to purchase the greater of 6,000 shares of Common Stock or the difference between 24,000 shares of Common Stock and the number of shares of Common Stock subject to any option previously granted to such designee by the Company. As of the date of each annual stockholders meeting, each designee who has not previously received a grant during the calendar year receives a nonqualified stock option to purchase 6,000 shares of Common Stock. The exercise price of each option is set at the fair market value of the Company's Common Stock on the date of grant. The options vest over a four-year period.

     In May, 1998, the Company granted options to purchase 6,000 shares of Common Stock to each of Messrs. Barratt, Bergman, Blanchard and Gross pursuant to the Board Plan.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid to the Chief Executive Officer of the Company and to each of the other four most highly compensated executive officers (the "Named Executive Officers") for fiscal years 1996, 1997 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                         ANNUAL COMPENSATION                 ------------
                               ----------------------------------------       NUMBER OF
                                                           OTHER ANNUAL       SECURITIES     ALL OTHER
          NAME AND                     SALARY     BONUS    COMPENSATION       UNDERLYING    COMPENSATION
     PRINCIPAL POSITION        YEAR     ($)        ($)         ($)           OPTIONS (#)        ($)
     ------------------        ----   --------   -------   ------------      ------------   ------------
Katherine K. Clark (1).......  1998   $230,833   $52,500          --            10,000              --
  Chief Executive Officer      1997   $210,000   $ 5,000          --            22,500              --
                               1996   $210,000   $12,500          --                --              --
Ralph E. Alexander (1).......  1998   $216,667   $52,500          --            25,625        $125,250(2)
  President and Chief          1997   $175,000   $ 5,000          --            22,500              --
  Operating Officer            1996   $171,250   $12,500          --           174,375              --
John D. Hunter...............  1998   $200,000   $35,833          --            10,000              --
  Vice President, Mainframe    1997   $200,000   $ 5,000          --            22,500        $221,250(3)
  Products                     1996   $200,000   $12,500          --                --              --
Andrew L. McCasker...........  1998   $142,500   $28,667          --            30,000        $ 61,819(2)
  Vice President, Distributed  1997   $125,625   $ 4,000          --            20,250              --
  Products                     1996   $109,234   $20,800          --            43,500        $  1,315(4)
Roger A. Philips.............  1998   $102,500   $69,433(5)       --            10,000        $ 30,192(2)
  Vice President,              1997   $100,000   $43,578          --            15,000              --
  International
                               1996   $100,000   $65,042          --            28,500        $  2,384(4)

---------------
(1) Ms. Clark was President from November 1993 to September 1997. Mr. Alexander became President in September 1997.

(2) Represents the amount recognized as taxable income in connection with the exercise of non-qualified stock options in 1998, equal to the difference between the fair market value of the underlying securities at the date of exercise and the exercise price.

(3) Represents the amount recognized as taxable income to Mr. Hunter, in connection with the exercise of non-qualified stock options in 1997, equal to the difference between the fair market value of the underlying securities at the date of exercise and the exercise price.

(4) Represents the cost of a sales incentive award.

(5) Includes sales commissions in 1998, 1997 and 1996 of $57,266, $41,578 and $64,104.

STOCK OPTION GRANTS IN FISCAL YEAR 1998

     The following table sets forth information concerning all stock options granted during 1998 to the Named Executive Officers.

                       OPTION GRANTS IN FISCAL YEAR 1998

                                                   INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE
                                    -----------------------------------------------      VALUE AT ASSUMED
                                                 % OF TOTAL                            ANNUAL RATE OF STOCK
                                    NUMBER OF     OPTIONS                             PRICE APPRECIATION FOR
                                    SECURITIES   GRANTED TO                                 OPTION TERM
                                    UNDERLYING   EMPLOYEES    EXERCISE                -----------------------
                                     OPTIONS         IN        PRICE     EXPIRATION       5%          10%
               NAME                  GRANTED      1998(1)      ($/SH)       DATE         ($)          ($)
               ----                 ----------   ----------   --------   ----------   ----------   ----------
Katherine K. Clark................    10,000        1.24       $8.625     2/23/08      $ 54,242     $137,460
  Chief Executive Officer
Ralph E. Alexander................    25,625        3.19       $8.625     2/23/08      $138,996     $352,242
  President and Chief Operating
  Officer
John D. Hunter....................    10,000        1.24       $8.625     2/23/08      $ 54,242     $137,460
  Vice President, Mainframe
  Products
Andrew L. McCasker................    30,000        3.73       $8.625     2/23/08      $162,726     $412,381
  Vice President, Distributed
  Products
Roger A. Philips..................    10,000        1.24       $8.625     2/23/08      $ 54,242     $137,460
  Vice President, International

---------------
(1) Based on an aggregate of 803,875 options granted in 1998.

     The following table sets forth information concerning the exercise of stock options during fiscal year 1998 by the Named Executive Officers and the number and value of unexercised stock options at December 31, 1998.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998 AND
                       1998 FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                             NUMBER OF                     OPTIONS AT FISCAL             OPTIONS AT FISCAL
                              SHARES        VALUE            YEAR-END (#)                  YEAR-END ($)
                            ACQUIRED ON   REALIZED    ---------------------------   ---------------------------
           NAME              EXERCISE        ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   ---------   -----------   -------------   -----------   -------------
Katherine K. Clark........        --            --      228,345         26,875      $1,829,015      $145,234
  Chief Executive Officer
Ralph E. Alexander........    22,000      $125,250      204,051        123,949      $1,453,863      $764,621
  President and Chief
  Operating Officer
John D. Hunter............        --            --      129,907         26,875      $1,045,707      $145,234
  Vice President,
  Mainframe Products
Andrew L. McCasker........    10,500      $ 61,819       41,062         66,938      $  293,147      $338,183
  Vice President,
  Distributed Products
Roger A. Philips..........     5,000      $ 30,192       44,350         35,500      $  323,165      $206,688
  Vice President,
  International

EXECUTIVE EMPLOYMENT CONTRACTS

     In April 1997, the Company entered into an employment agreement with Mr. Ralph E. Alexander, the Company's President and Chief Operating Officer. The Agreement is for a term of three years and renews automatically thereafter for consecutive terms of one year unless either party elects not to renew the agreement by providing the other with 90 days prior written notice. The Company has the right at any time to terminate Mr. Alexander's employment agreement for convenience, provided the Company pays a severance amount equal to three-fourths of the salary in effect at the time of termination during the nine-month period following such termination.

               REPORT OF THE COMPENSATION COMMITTEE AND THE BOARD
                  OF DIRECTORS OF LANDMARK SYSTEMS CORPORATION
                           ON EXECUTIVE COMPENSATION

     In accordance with the rules of the Securities and Exchange Commission, the Compensation Committee and the Board offer this report regarding the executive compensation policy and compensation program for the Chief Executive Officer and other executive officers of the Company in effect for fiscal year 1998. This report, as well as the Performance Graph on page 13, are not soliciting materials, are not deemed filed with the Securities and Exchange Commission and are not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

OVERVIEW AND PHILOSOPHY

     The Company's Compensation Committee is composed of Patrick W. Gross and T. Eugene Blanchard, who are non-employee directors of the Company. Among other responsibilities, the Compensation Committee is responsible for establishing salaries, bonuses and other compensation for, and administering the Company's stock option and stock purchase plans as they relate to, the Company's officers. The salaries, bonuses and other compensation for Ms. Clark and Mr. Alexander are subject to ratification by the Board. In general, the compensation policies adopted by the Compensation Committee are intended to attract and retain executives capable of enabling the Company to meet its business objectives and motivate the Company's executives to enhance long-term stockholder value.

EXECUTIVE OFFICER COMPENSATION

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation in the form of a cash bonus and long-term incentive compensation in the form of stock option grants.

     The Compensation Committee intends to periodically review whether changes in the executive compensation program are appropriate. In general, the Compensation Committee intends to continue its present practice of recommending that annual executive cash compensation (base salary and bonus) and option grants be set at levels above the median levels in the software industry, adjusted for the size of the Company, its stage of development, the highly competitive and innovative nature of the software industry and the level of responsibility, experience, performance and significant achievements of the executive officers.

BASE SALARY

     Over the past few years the Company has moved executive officer base salary to competitive levels relative to the various markets from which the Company attracts executive talent. Competition for senior level talent in the software industry, particularly in the Northern Virginia market, continues to be high. Because of this condition and due to the continuing growth of the Company, the base salary for executive officers generally is set above the median level of comparable companies.

CASH INCENTIVE BONUS

     The Company pays periodic bonuses to its executive officers based primarily upon the Company's performance, taking into consideration, in certain instances, individual performance and the other factors noted above.

STOCK OPTION GRANTS

     The Company broadly grants stock options in order to provide long-term incentives and align employee and stockholder long-term interests by creating a direct link between compensation and stockholder return. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant. In order to facilitate long-term incentives through the option grants, options are subject to vesting over four years, with 25% of the shares vesting at the end of each of the first, second, third, and fourth years following the date of grant. During 1998, 39.0% of the total options granted by the Company were granted to executive officers of the Company, including 10.6% of the total options granted to the Named Executive Officers.

     The option vesting period is designed to encourage employees to work with a long-term view of the Company's welfare and to establish their long-term affiliation with the Company. It is also designed to reduce employee turnover and to retain the trained skills of valued staff.

     Because a primary purpose of granting options is to provide incentives for future performance and to secure retention of valued employees, the Committee considers each individual's previously granted shares and the number of unvested shares when granting additional stock options.

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that stock options granted by the Compensation Committee under the Company's Stock Incentive Plans with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation."

CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER COMPENSATION

     During 1998, Katherine K. Clark, a founder of the Company and its Chief Executive Officer, and Ralph E. Alexander, the President and Chief Operating Officer (and until November 1998, Chief Financial Officer), led the Company towards significant business and financial achievements. Financially, the Company enjoyed strong growth and success: revenues for 1998 increased 19% over 1997 revenues and the Company generated $6.3 million of net income in 1998 as compared to net income of $3.0 million in 1997. The Company's stock price was 23.6% higher on December 31, 1998 than at the beginning of the year. During 1998, Ms. Clark received a base salary of $235,000, a bonus of $52,500, and a nonqualified stock option grant of 10,000 shares. Mr. Alexander received a base salary of $225,000, a bonus of $52,500, and a nonqualified stock option grant of 25,625 shares. The Compensation Committee intends to evaluate the compensation provided to Ms. Clark and Mr. Alexander during 1999.

BOARD OF DIRECTORS:                            COMPENSATION COMMITTEE:

Patrick H. McGettigan                          Patrick W. Gross
Katherine K. Clark                             T. Eugene Blanchard
Ralph E. Alexander
Jeffrey H. Bergman
T. Eugene Blanchard
Patrick W. Gross
Sudhakar V. Shenoy

               APPROVAL OF AMENDMENT OF THE 1994 STOCK INCENTIVE
               PLAN TO INCREASE THE TOTAL NUMBER OF SHARES WHICH
                          MAY BE ISSUED UNDER THE PLAN

                                  (PROPOSAL 2)

     The Company maintains the 1994 Stock Incentive Plan pursuant to which incentive stock options, nonqualified stock options, restricted stock and bonus stock may be granted to employees of the Company. The number of shares of Common Stock reserved for issuance under the 1994 Stock Incentive Plan currently is 3,000,000. As of March 31, 1999, a total of 2,473,614 shares of Common Stock were outstanding under this plan. Unless sooner terminated by action of the Board, the 1994 Stock Incentive Plan terminates in September 2004.

     Previously, the Company also maintained the First Amended and Restated 1989 Stock Incentive Plan and the 1992 Executive Stock Incentive Plan, which provided benefits similar to those available under the 1994 Stock Incentive Plan. Each of those plans, however, terminated by their respective terms in February 1999, for the First Amended and Restated 1989 Stock Incentive Plan, and in March 1999, for the 1992 Executive Stock Incentive Plan.

     The Board of Directors of the Company has approved, subject to stockholder approval, amending the 1994 Stock Incentive Plan to increase the aggregate number of shares of Common Stock that may be issued under the 1994 Stock Incentive Plan from 3,000,000 to 4,500,000. The purpose of the 1994 Stock Incentive Plan is to offer employees additional incentive and encouragement to remain in the service of the Company by increasing their personal participation in the Company through stock ownership. The Board of Directors believes that the proposed increase is essential to permit the Company to continue to provide long-term, equity-based incentives to present and future employees.

     Approval of the amendment to the 1994 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1994 STOCK INCENTIVE PLAN.

     Set forth below is a summary of the material provisions of the 1994 Stock Incentive Plan, to the extent not described above. The description reflects the amendment to the 1994 Stock Incentive Plan proposed for approval by the stockholders at the Annual Meeting.

     The 1994 Stock Incentive Plan is administered by the Stock Option Committee, which currently consists of Ms. Clark and Messrs. McGettigan and Alexander, with respect to all non-officer employees. The Compensation Committee administers the 1994 Stock Incentive Plan with respect to the Company's officers. Grants under the 1994 Stock Incentive Plan to Ms. Clark and Mr. Alexander are subject to ratification by the Board. The Board may amend the 1994 Stock Incentive Plan at any time. The Board (or the applicable committee) is authorized to determine, consistent with the provision of the 1994 Stock Incentive Plan, the employees to be granted stock options, restricted stock and stock bonuses, and to determine the terms of each stock option and restricted stock award granted, including (i) the number of shares subject to each option,
(ii) when the option becomes exercisable, (iii) the duration of the option, and
(iv) any other appropriate terms of the option agreement. The Board may also accelerate the time at which any option may be exercised. The 1994 Stock Incentive Plan provides that in the event of a merger in which the Company is not the surviving corporation, the sale of 50 percent or more of the Company's outstanding stock to persons who are not stockholders on the date of grant, or the liquidation or dissolution of the Company, each outstanding option and restricted stock award will automatically become vested immediately prior to the effective date of such event.

     The 1994 Stock Incentive Plan requires that the exercise price of each incentive stock option be set at the fair market value of the Common Stock on the date of grant. It also requires that the exercise price of each nonqualified stock option be set at no less than 85 percent of the fair market value of the Common Stock on the date of grant.

     The number of shares subject to the 1994 Stock Incentive Plan may be adjusted by the Board in the event of a merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, reclassification, stock dividend, stock split, reverse stock split or similar distribution with respect to the outstanding shares of Common Stock.

            RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

                                  (PROPOSAL 3)

     In February 1999, the Board approved the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 1999. Audit services performed for the Company during fiscal year ended December 31, 1998 included examination of the Company's financial statements. PricewaterhouseCoopers LLP has informed the Company that it has no material direct or indirect interest in the Company.

     Price Waterhouse LLP, prior to its merger with Coopers & Lybrand LLP in 1998, served as the Company's independent accountants since 1985.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                     PARTICIPATION AND CERTAIN TRANSACTIONS

     From January 1998 to November 1998, Henry D. Barratt, Jr., T. Eugene Blanchard and Patrick W. Gross, none of whom is an employee of the Company, served on the Compensation Committee of the Board. In November 1998, Mr. Barratt resigned from the Board and the Compensation Committee. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or the Compensation Committee.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph and table show the cumulative total stockholder return on the Company's Common Stock compared to the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer & Data Processing Index for the period between November 18, 1997 (the date the Company's Common Stock began trading on the Nasdaq National Market) and December 31, 1998 (the last trading day in fiscal year
1998). The graph assumes $100 was invested (1) in the Company's Common Stock,
(2) in the Nasdaq Stock Market (U.S.) Index and (3) in the Nasdaq Computer & Data Processing Index, and assumes reinvestment of dividends.

                                  [LINE GRAPH]

                                                    LANDMARK SYSTEMS           NASDAQ STOCK MARKET       NASDAQ COMPUTER & DATA
                                                       CORPORATION                   (U.S.)                    PROCESSING
                                                    ----------------           -------------------       ----------------------
 11/18/97                                                100.00                      100.00                      100.00
 11/97                                                   102.00                      101.00                      103.00
 12/97                                                   129.00                       99.00                       96.00
 1/98                                                    134.00                      102.00                      104.00
 2/98                                                    125.00                      112.00                      118.00
 3/98                                                    134.00                      116.00                      127.00
 4/98                                                    111.00                      118.00                      128.00
 5/98                                                     95.00                      111.00                      119.00
 6/98                                                    123.00                      119.00                      141.00
 7/98                                                    138.00                      117.00                      137.00
 8/98                                                    113.00                       94.00                      111.00
 9/98                                                    116.00                      108.00                      133.00
 10/98                                                   129.00                      112.00                      129.00
 11/98                                                   150.00                      123.00                      150.00
 12/98                                                   159.00                      139.00                      173.00

     The Nasdaq Stock Market (U.S.) Index has been selected as a broad equity market index. The Nasdaq Computer & Data Processing Index was selected because the Company believes that the index fairly represents the companies generally engaged in the line of business similar to that of Landmark.

                            SECTION 16(a) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. In addition, under Section 16(a), trusts for which a reporting person is a trustee and a beneficiary (or for which a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to ownership of the Common Stock and other equity securities of the Company. Such reporting persons are required by rules of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. In 1998, the Company received Section 16(a) reports and written representations that certain reports were not required. The Company believes that during 1998 all reports that were required to be filed under Section 16 of the Exchange Act were timely filed, except as follows: Theodore L. Cruse, a former executive officer of the Company, failed to timely report on Form 4 a stock option exercise and subsequent sale, which report has subsequently been filed.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Pursuant to rules of the Securities and Exchange Commission, stockholder proposals intended to be presented at the 2000 annual meeting of stockholders must be received by the Secretary of the Company on or before December 14, 1999 in order to be included in the Company's proxy statement and form of proxy relating to that meeting. Prior to June 1, 1999, proposals should be sent to 8000 Towers Crescent Drive, Vienna, Virginia 22182. After June 1, 1999, proposals should be sent to 12700 Sunrise Valley Drive, Reston, Virginia 20191. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Any stockholder proposal not included in the proxy materials disseminated by the management of the Company for the Company's 2000 annual meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") will be considered untimely for the purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of the proposal is received after February 28, 2000. Management proxies will be authorized to exercise discretionary authority with respect to any stockholder proposal not included in the Company's proxy materials unless
(a) the Company receives notice of such proposal by February 28, 2000, and (b) the conditions set forth in Rule 14-4(c)(2)(i)-(iii) under the Exchange Act are met.

                                          By order of the Board of Directors,
                                          Worth D. MacMurray
                                          Secretary

Dated: April 12, 1999

     STOCKHOLDERS ARE REMINDED TO SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                          LANDMARK SYSTEMS CORPORATION

                          PROXY/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LANDMARK SYSTEMS CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 11, 1999.

The undersigned appoints Katherine K. Clark and Worth D. MacMurray, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Landmark Systems Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 11, 1999, and at any adjournment or postponement thereof, as indicated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2 AND 3.

           (Continued and to be dated and signed on the reverse side.)

 Landmark Systems Corporation 8000 Towers Crescent Drive Vienna, Virginia 22182


                                   SEE REVERSE

                                      SIDE

 [X]  PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE

                                                      NOMINEES:       Patrick H. McGettigan,  Katherine K. Clark,
1.      Election of   FOR WITHHELD * EXCEPTIONS                       Jeffrey H. Bergman,     Ralph E. Alexander,
        Directors     [ ]    [ ]        [ ]                           Patrick W. Gross,       T. Eugene Blanchard,
                                                                      Sudhakar V. Shenoy

        * Exceptions                           INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR
                                               ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS"
                                               BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE
                                               PROVIDED AT LEFT

                                                                                  FOR    AGAINST ABSTAIN
                                                                                  [ ]      [ ]     [ ]
2.      Approval of an amendment to the Company's 1994 Stock Incentive Plan to increase by 1,500,000, to an aggregate of 4,500,000 shares, the number of shares of Common Stock authorized for issuance thereunder.
                                                                                  FOR    AGAINST ABSTAIN
                                                                                  [ ]      [ ]     [ ]
3.      Ratification of selection of PricewaterhouseCoopers LLP as independent accountants

        In Their Discretion, The Proxies Are Authorized To Vote Upon Such Other Matters As May Properly Come Before The Meeting Or Any Adjournment Or Postponement Thereof.

        If you plan to attend meeting, please check here        [ ]

        Change of Address and/or Comments mark here             [ ]

        The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

        Vote must be indicated (X) in black or blue ink.

        (PLEASE SIGN, DATE AND RETURN THIS PROXY IN
        THE ENCLOSED POSTAGE PREPAID ENVELOPE.)

DATED:

SIGNATURE

SIGNATURE

                          LANDMARK SYSTEMS CORPORATION
                           1994 STOCK INCENTIVE PLAN
                  (as amended subject to shareholder approval)

1. PURPOSE.

         The purpose of this Stock Incentive Plan (this "Plan") is to offer to those employees who contribute materially to the successful operation of LANDMARK SYSTEMS CORPORATION (the "Company") additional incentive and encouragement to remain in the service of the Company by increasing their personal participation in the Company through stock ownership. This Plan provides a means whereby these individuals may acquire shares of the Company's Common Stock pursuant to Qualified Options, Nonqualified Options, Restricted Stock Awards and Stock Bonuses.

2. DEFINITIONS.

         A. "Board" means the Board of Directors of the Company.

         B. "Bonus Stock" means the shares of Common Stock issued to a Grantee pursuant to a Stock Bonus.

         C. "Code" means the Internal Revenue Code of 1986, as amended.

         D. "Common Stock" means the common stock of the Company, $.01 par value per share.

         E. "Conditions" means the conditions attached to a Restricted Stock Award pursuant to Section 7.B which if not met will result in the repurchase of Restricted Stock at the price paid by the Grantee for such Restricted Stock as provided in Section 7.E.

         F. "Employee" means any employee of the Company or of any Parent or Subsidiary, including an employee who serves as an officer or director of the Company or of a Parent or Subsidiary.

         G. "Fair Market Value" means the most recent determination of the fair market value of each share of Common Stock made in accordance with Section 9.

         H. "Grantee" includes both Optionees and recipients of Restricted Stock Awards and Stock Bonuses.

         I. "Nonqualified Option" means a stock option granted under to this Plan which is not intended to qualify as an incentive stock option under
Section 422 of the Code.

         J. "Option" includes both Nonqualified Options and Qualified Options.

         K. "Option Shares" mean the shares of Common Stock purchased by a Grantee upon exercise of an Option.

         L. "Optionee" means an Employee to whom an Option has been granted.

         M. "Parent" means a parent corporation of the Company within the meaning of Section 425(e) of the Code.

         N. "Qualified Option" means a stock option granted under this Plan which qualifies as an incentive stock option under Section 422 of the Code.

         O. "Restricted Stock" means the shares of Common Stock issued to a Grantee pursuant to a Restricted Stock Award.

         P. "Restricted Stock Award" means the grant under this Plan, at a price determined by the Board, of Common Stock which is nontransferable and subject to substantial risk of being repurchased at the price paid for such Common Stock until the Conditions have been met.

         Q. "Stock Bonus" means the grant under this Plan of Common Stock as a bonus for services rendered by an Employee.

         R. "Subsidiary" means a subsidiary corporation of the Company within the meaning of Section 425(f) of the Code.

         S. "Terminating Event" means (i) the consummation of a merger or consolidation of the Company into or with another corporation under circumstances in which the Company is not the surviving corporation (other than circumstances involving a mere change in the identity, form or place of organization of the Company); (ii) the consummation of a sale of more than 50% of the Company's outstanding stock to persons who are not shareholders of the Company on the date of grant of the Option, Restricted Stock Award or Stock Bonus; or (iii) the liquidation or dissolution of the Company.

3. ADMINISTRATION OF THE PLAN.

         This Plan will be administered by the Board, which will have the right to delegate any and all of its powers under this Plan to a committee of members of the Board comprised of no fewer than three members (the "Committee"). If the Board appoints a Committee to administer this Plan, in whole or in part, the Committee's determination will not be subject to approval by the Board, and to the extent of such delegation, references in this Plan to the Board shall be deemed to refer to the Committee. The

Committee, however, shall report to the Board periodically concerning its administration of the Plan.

         The Board will have the authority and discretion to adopt and revise such rules and regulations as it deems necessary for the administration of this Plan and to determine, consistent with the provisions of this Plan, the Employees to be granted Options, Restricted Stock Awards and Stock Bonuses, the times at which Options, Restricted Stock Awards and Stock Bonuses will be granted, the option price of the shares subject to each Option and the price at which a Restricted Stock Award is made, the number of shares subject to each Option, Restricted Stock Award and Stock Bonus, the vesting schedule of Options, the method of payment for shares acquired upon the exercise of Options, the expiration dates of the Options, and the Conditions attached to each Restricted Stock Award. In addition, the Board will have the authority, in connection with any Option, Restricted Stock Award or Stock Bonus granted or to be granted to any Employee, to eliminate, restrict, expand or otherwise modify, in such manner as the Board, in its discretion, deems appropriate, the call rights granted under Section 10 of this Plan and the transfer restrictions set forth in Section 11 of this Plan, provided that any modification of such rights are set forth in a written agreement signed by the Company and such Employee. The Board's actions, including any interpretation or construction of any provisions of this Plan and any Option, Restricted Stock Award and Stock Bonus, shall be final, conclusive and binding. No member of the Board shall be liable for any action or determination made in good faith.

4. ELIGIBILITY.

         All Employees will be eligible to receive Options, Restricted Stock Awards and Stock Bonuses. An Employee may be granted more than one Option, Restricted Stock Award or Stock Bonus.

5. SHARES OF STOCK SUBJECT TO THE PLAN.

         The number of shares which may be issued pursuant to this Plan shall not exceed 4,500,000 shares of Common Stock, subject to a proportionate adjustment to account for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from any stock split (whether by subdivision or consolidation of shares) or any payment of a share dividend (but only on the Common Stock). Any or all of such shares may be issued under Qualified Options. Such shares may be authorized and unissued shares or shares previously acquired by the Company and held in its treasury. Any shares subject to an Option which expires for any reason or is terminated unexercised as to such shares, and any Restricted Stock, Bonus Stock and Option Shares which are repurchased by the Company, may again be subject to an Option, Restricted Stock Award or Stock Bonus under this Plan.

6. TERMS AND CONDITIONS OF OPTIONS.

         A. Option Agreement. Each Option shall be evidenced by a written agreement between the Company and the Optionee (an "Option Agreement"), which sets forth (i) the number of shares subject to the Option; (ii) the exercise price, vesting schedule and expiration date of the Option; (iii) the method of payment on exercise of the Option; (iv) whether the Option is a Qualified Option or Nonqualified Option; and (v) such additional provisions, not inconsistent with this Plan, as the Board may prescribe.

         B. Grant of Options. No Option may be granted after the expiration of ten years from the date this Plan is adopted.

         C. Exercise of Options. Optionees may exercise at any time or from time to time all or any portion of a vested Option. An Option shall be exercisable only to the extent it is vested. Options will vest either immediately or periodically over a period not exceeding ten years as set forth in the Option Agreement. Vesting of all or any portion of an Option may be accelerated at the discretion of the Board.

         To the extent that the aggregate Fair Market Value of the Common Stock with respect to which options qualifying as incentive stock options under
Section 422 of the Code are exercisable by the Grantee for the first time during any calendar year (under all stock option plans of the Company, its Parents and Subsidiaries) exceeds $100,000, such Options are not incentive stock options. For the purposes of this paragraph, the Fair Market Value of the Common Stock shall be determined as of the time the option with respect to such Common Stock is granted. This paragraph shall be applied by taking options into account in the order in which they were granted.

         An Optionee shall exercise an Option by delivering to the Secretary of the Company a written notice signed by the Optionee which states the Optionee's election to exercise the Option and the number of shares of Common Stock the Optionee elects to purchase. The Optionee's notice shall be accompanied by payment of the exercise price. Payment may be (i) in cash, (ii) by exchange of Common Stock having an aggregate Fair Market Value equal to the cash exercise price, or (iii) partly in cash and partly by exchange of Common Stock.

         The Optionee's right to pay the exercise price by exchange of Common Stock is subject to the following limitations:

              (a) the Common Stock being exchanged must have been held by the Optionee for more than one month, and

              (b) if the Common Stock being exchanged was acquired upon the Optionee's exercise of a Qualified Option, the Common Stock must have been held by the Optionee at least one year, and the Qualified Option must have been granted at least two years, before the date the Optionee exchanges the Common Stock.

         As soon as practicable following payment of the exercise price, the Company will deliver to the Optionee a certificate representing the Option Shares, provided that the Optionee has made appropriate arrangements with the Company for any federal, state or local taxes required to be withheld. An Optionee shall not have any of the rights and privileges of a shareholder of the Company in respect of any of the Option Shares until the Company has delivered the certificate.

         D. Exercise Price. The exercise price of each Qualified Option shall be at least equal to the Fair Market Value of the Common Stock on the date the Qualified Option is granted. In the case of a Qualified Option granted to a person who owns, immediately after the grant of such Qualified Option, stock possessing more than 10% of the total combined voting power of the Company, or of its Parent or Subsidiary, the exercise price of the Qualified Option shall be at least 110% of the Fair Market Value of the Common Stock on the date the Qualified Option is granted.

         The exercise price of each Nonqualified Option shall be at least equal to 85% of the Fair Market Value of the Common Stock on the date the Nonqualified Option is granted. In the case of a Nonqualified Option granted to a person who owns, immediately after the grant of such Nonqualified Option, stock possessing more than 10% of the total combined voting power of the Company, or its Parent or Subsidiary, the exercise price of the Nonqualified Option shall be at least 110% of the Fair Market Value of the Common Stock on the date such Nonqualified Option is granted.

         The exercise price of any Option shall not be less than the par value of the Common Stock.

         E. Expiration of Options. Each Option shall expire on the date set forth in the Option Agreement, provided that (i) each Option shall expire not later than ten years after the date it is granted, and (ii) each Qualified Option granted to any person who owns stock possessing more than 10% of the total combined voting power of the Company, or of its Parent or Subsidiary, shall expire not later than five years after the date it is granted. Notwithstanding the foregoing, if an Optionee's employment with the Company is terminated for any reason before the expiration date set forth in the Option Agreement, the Option granted under the Option Agreement shall terminate on the date the Optionee's employment is terminated; provided, however, that the portion of the Option which is vested as of the date of such termination of employment shall be exercisable for a period of sixty days thereafter (or, if employment is terminated due to the Optionee's death or disability, for a period ending no later than (i) the six-month anniversary of the date of termination or (ii) sixty days following the appointment of a personal representative for the Optionee's estate).

         F. Non-Transferability of Options. Options may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee. Upon any attempt to transfer an Option or any interest therein contrary to the provisions of this Plan, or to subject the Option or any interest therein to execution, attachment or similar process, the Option shall immediately terminate and become null and void.

         G. Adjustment Provisions. Subject to any required action by the shareholders of the Company, the Board will make a proportionate adjustment in the number of shares of Common Stock covered by each outstanding Option and the exercise price per share to account for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split (whether by subdivision or consolidation of shares) or any payment of a share dividend (but only on the Common Stock).

         In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Plan.

         H. Terminating Event. Notwithstanding the vesting schedule set forth in any Option Agreement, the unvested portions of all Options shall vest, and such Options shall be exercisable in full, immediately prior to the occurrence of a Terminating Event. All Options shall terminate immediately following the occurrence of a Terminating Event. The Company will provide each Grantee with at least fifteen days advance notice of the occurrence of a Terminating Event.

         I. Notice of Disposition of Shares. The Optionee shall give written notice to the Company of his intent to make any disposition of the shares acquired upon exercise of a Qualified Option if such disposition occurs within two years after the date the Qualified Option was granted or within one year after the date the Qualified Option was exercised. The Optionee shall be required to make appropriate arrangements with the Company for satisfaction of any federal, state or local taxes the Company is required to withhold as a result of such disposition.

7. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

         A. Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by a written agreement between the Company and the recipient of the Restricted Stock Award (a "Restricted Stock Award Agreement"), which sets forth (i) the number of shares awarded to the recipient, (ii) the price the recipient is required to pay for such shares, (iii) the Conditions applicable to such Restricted Stock Award, and (iv) such additional provisions, not inconsistent with this Plan, as the Board may prescribe.

         B. Conditions. The Board may impose such Conditions on any Restricted Stock as it may deem advisable, including Conditions based on the continuing performance of services as an Employee and the achievement of individual, group and/or Company performance objectives. The Board may require the recipient of a Restricted Stock

Award to enter into an escrow agreement providing that the certificates representing Restricted Stock will remain in the physical custody of an escrow agent, which may be the Company, until all Conditions have been met. Each certificate representing Restricted Stock will bear a legend making appropriate reference to the Conditions imposed.

         C. Purchase Price. The Board may set the price at which Restricted Stock may be purchased at any amount which is not less than 85% of the Fair Market Value of the Common Stock on the date of the Restricted Stock Award. In the case of a Restricted Stock Award to a person who owns, immediately after the award, stock possessing more than 10% of the total combined voting power of the Company, or of its Parent or Subsidiary, the purchase price of the Restricted Stock shall be at least 100% of the Fair Market Value of the Common Stock on the date of the Restricted Stock Award.

         The purchase price of the Restricted Stock shall not be less than the par value of the Common Stock.

         D. Terminating Event. Unless otherwise provided in the Restricted Stock Award Agreement, all Conditions imposed on Restricted Stock will lapse immediately prior to the occurrence of a Terminating Event.

         E. Repurchase of Restricted Stock. If any of the Conditions set forth in a Restricted Stock Award Agreement shall not have been met within the prescribed period, or upon the occurrence of an event which makes it impossible for one or more of the Conditions to be met, all Restricted Stock subject to any such Conditions shall be repurchased by the Company at the price paid by the holder for such Restricted Stock. The closing of any repurchase of Restricted Stock shall take place at a mutually convenient time at the Company's headquarters within forty-five days after the date the Condition fails. At the closing, the holder shall surrender his stock certificates and the Company shall pay to the holder in cash the repurchase price of the Restricted Stock.

         F. Rights as Shareholder. Subject to the provisions of this Section 7, the holder shall have all rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares and receive distributions.

         G. Section 83 Election. The holder of a Restricted Stock Award may make an election under Section 83(b) of the Code, within thirty days of the date the Restricted Stock Award is granted, if the holder wishes to include in income for the taxable year in which the grant of the Restricted Stock Award occurs, the difference between the Fair Market Value of the Common Stock granted pursuant to a Restricted Stock Award and the price the holder was required to pay for such Common Stock. If the holder intends to make such election, a copy of the completed election form required to be filed with the Internal Revenue Service shall be provided to the Company and shall be attached to the Restricted Stock Award Agreement as an exhibit.

         H. Payment of Withholding Tax. The holder of a Restricted Stock Award shall be responsible for the payment of all federal and state income taxes and Social Security (FICA) taxes required to be withheld and paid with respect to a Restricted Stock Award. At the Company's option, the Company may (i) withhold the appropriate amount from the holder's regular compensation and from any dividends paid on Restricted Stock, or (ii) require the holder to pay the amount of the withholding tax to the Company and treat the holder's timely payment of such amount to the Company as an additional Condition.

         I. Adjustment Provisions. Subject to any required action by the shareholders of the Company, the Board will make a proportionate adjustment in the number of shares of Restricted Stock covered by each Restricted Stock Award to account for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split (whether by subdivision or consolidation of shares) or the payment of a share dividend (but only on the Common Stock).

8. STOCK BONUSES.

         Each Stock Bonus shall be evidenced by a written agreement between the Company and the recipient of the Stock Bonus (a "Stock Bonus Agreement"), which sets forth (i) the number of shares awarded to the recipient, and (ii) such additional provisions, not inconsistent with this Plan, as the Board may prescribe. The recipient of a Stock Bonus shall be responsible for the payment of all federal and state income taxes and Social Security (FICA) taxes required to be withheld and paid with respect to a Stock Bonus. At the Company's option, the Company may withhold the appropriate amount from the recipient's regular compensation and from any dividends paid on Bonus Stock, or require the recipient to pay the amount of the withholding tax to the Company.

9. VALUATION OF COMMON STOCK.

         The Fair Market Value of each share of Common Stock will be determined by the Board as of the end of each fiscal year of the Company and, in the Board's discretion, at any other time during any fiscal year. In its discretion, the Board may retain an independent appraiser to assist it in the determination of the Fair Market Value of the Common Stock. The Board's determination of the Fair Market Value of the Common Stock shall be final, binding and conclusive.

10. REPURCHASE OF SHARES.

         A. Call Right. The Company shall have the right to repurchase at their Fair Market Value, at any time following the termination of the Grantee's employment with the Company for any reason (including retirement, death or disability), all or any portion of the Option Shares, Restricted Stock or Bonus Stock then held by the Grantee. The Company shall exercise this call right by providing written notice to the Grantee stating the number of shares the Company desires to repurchase. If the Company is required under Section 7.E to repurchase Restricted Stock as a result of the termination of the Grantee's employment, the provisions of Section 7.E shall govern the repurchase of such Restricted Stock.

         B. Payment Terms. The closing of any repurchase of shares pursuant to this Section shall take place at a mutually convenient time at the Company's headquarters within forty-five days after the date of the Company's notice. At the closing, the Grantee shall surrender his stock certificates and the Company shall pay to the Grantee in cash the repurchase price of such shares. Notwithstanding the foregoing, if the sum of:

                 (i) the number of Option Shares, shares of Restricted Stock and Bonus Stock, and other shares of Common Stock, which the Company has elected or becomes obligated to repurchase from all employees of the Company (and of any Parent or Subsidiary) under this Plan, any other plan, or other agreements with Employees, during the twelve month period immediately preceding the date of the Company's notice invoking its call right, and

                (ii) the number of shares the Company elects to repurchase from the Grantee under its call right,

exceeds 2% of the sum of:

                     (a) the number of issued and outstanding shares of
                         Common Stock of the Company as of the date of the Company's notice, and

                     (b) the number of shares under item (i) above which
                         the Company has repurchased prior to that date,

then the Company shall have the right to pay the repurchase price to the Grantee over a period of three years in twelve equal quarterly installments of principal beginning on the date of the closing. The Company's obligation to pay the repurchase price to the Grantee shall be evidenced by a promissory note made by the Company which contains such terms and provisions as are customary and reasonable. The Company shall pay interest on the unpaid principal balance of the promissory note at the rate of 9% per annum or the "applicable federal rate" applied to installment purchases pursuant to Section 483 of the Code, whichever is less.

11. TRANSFER RESTRICTIONS.

         A. General. Without the prior written consent of the Company, which consent may be withheld in its sole discretion, a Grantee may not sell, assign or otherwise transfer any Option Shares, Restricted Stock or Bonus Stock to any person or entity other than the Company, another shareholder of the Company or another Grantee who is an Employee. Further, Restricted Stock may not be sold to any person or entity other than to the Company until all Conditions have been met. With regard to any Option Shares, Restricted Stock and Bonus Stock which the Grantee proposes to sell, assign or otherwise transfer to another shareholder of the Company or another Grantee who is an Employee (a "Permitted Transferee"), the Company shall have a right of first refusal (the "Right of First Refusal") to purchase such shares in the manner set forth below:

                 (1) Upon receiving an offer to purchase or otherwise acquire any Option Shares, Restricted Stock or Bonus Stock, a Grantee shall require the Permitted Transferee to submit a written offer with respect to such shares stating his name and accompanied by a deposit in the form of a certified or cashier's check in an amount equal to not less than 10% of the proposed purchase price (a "Bona Fide Offer"). The Grantee then shall transmit a copy of the Bona Fide Offer to the Company. The Company shall have thirty days following receipt of the Bona Fide Offer in which to purchase all, but not less than all, of the shares referred to in the Bona Fide Offer at the price stated in the Bona Fide Offer. In its discretion, the Company may either pay the entire purchase price for the shares in cash or on the terms stated in the Bona Fide Offer. If the Company fails to tender the full cash purchase price (or to match such other terms as are stated in the Bona Fide Offer) for such shares against the proper endorsement and delivery of the certificate(s) evidencing the shares within such thirty day period, the Right of First Refusal shall expire with respect to that particular Bona Fide Offer, but shall remain in full force and effect with respect to all material modifications of the Bona Fide Offer and all future offers.

                 (2) Any offered shares which are not purchased by the Company as provided in (1) above may be sold to the Permitted Transferee named in the Bona Fide Offer, but not at a lower price, or upon more favorable terms to the Permitted Transferee, than the price and terms set forth in the Bona Fide Offer. Title to the offered shares shall pass not later than ninety days after the expiration of the thirty day period referred to in (1) above. The Permitted Transferee shall take such shares subject to the same rights and restrictions regarding transferability and repurchase as would have applied to him had he acquired such shares upon exercise of an Option granted to him under this Plan or upon issuance to him of Restricted Stock or Bonus Stock under this Plan. If the Grantee desires to sell such shares to the Permitted Transferee at a lower price, or upon terms more favorable to the Permitted Transferee, than the price and terms stated in the Bona Fide Offer, the Grantee shall, before he can sell to the Permitted Transferee, again offer the shares in accordance with the procedure set forth in this Section.

         B. Transfer Restrictions Imposed by the 1933 Act.

                 (1) Notwithstanding any other provision of this Plan, any Option Agreement, any Restricted Stock Award Agreement or any Stock Bonus Agreement, no transfer for value of any Option Shares, Restricted Stock or Bonus Stock shall be valid unless (i) there is an effective registration statement under the Securities Act of 1933 (the "1933 Act") covering the stock; (ii) the holder has furnished an opinion of counsel satisfactory to the Company that such registration is not required; or (iii) the holder has furnished a "no-action" letter from the staff of the Securities and Exchange Commission satisfactory to the Company that such registration is not required.

                 (2) There shall be imprinted on the face of each certificate for such shares a legend stating that the transferability of such shares is restricted, and the following legend shall be imprinted on the back of each such certificate:

                 "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE (1) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SUCH ACT OR LAWS OR AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE COMPANY) SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED, AND (2) ARE SUBJECT TO, AND ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH, CERTAIN TRANSFER AND OTHER RESTRICTIONS CONTAINED IN AN AGREEMENT BETWEEN LANDMARK SYSTEMS CORPORATION AND THE HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY."

                 (3) Optionees and holders of Restricted Stock Awards and Stock Bonuses may acquire stock only for their own account and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the 1933 Act, and may dispose of such stock only in a manner consistent with the provisions of this Section. The Company may require Optionees and holders of Restricted Stock Awards and Stock Bonuses to execute and be bound by an "Investment Letter" representing such investment intent.

12. LAPSE OF REPURCHASE RIGHTS AND TRANSFER RESTRICTIONS.

         Notwithstanding anything to the contrary in this Plan, the repurchase rights set forth in Section 10 and the transfer restrictions set forth in
Section 11(A) shall lapse under the earlier to occur of (i) the effective date of a registration statement filed with the Securities and Exchange Commission under the 1933 Act covering securities of the Company whether or not such shares are covered, or (ii) the date on which a class of securities of the Company is registered under Section 12 of the Securities Exchange Act of 1934.

13. INDEMNIFICATION OF BOARD.

         In addition to such other rights as they may have as directors, the members of the Board (in their capacity as such and also as members of the Committee) shall be indemnified by the Company against the reasonable expenses (including attorneys' fees) incurred in connection with the defense of any action, suit or proceeding, and in connection with any appeal therein, to which they or any of them may be a party by reason of any action or failure to act in connection with this Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be finally adjudged in such action, suit or proceeding that the Board member is liable for willful misconduct or gross negligence in the performance of his duties or that the Board member knowingly violated criminal law; provided that within 60 days after institution of any such action, suit, or proceeding (or within 30 days after service upon such member of legal process in such case, if later) the Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

14. TERMINATION AND AMENDMENT OF THE PLAN.

         Unless sooner terminated as provided herein, this Plan shall remain in effect through September 27, 2004. The Board may terminate this Plan at any time or modify or amend it as it deems advisable and may from time to time suspend, discontinue or abandon this Plan, except that (i) the number of shares available under this Plan shall not be increased (except as provided in Section
5) and the class of eligible employees shall not be modified without shareholder approval, and (ii) no such action by the Board shall adversely affect any right or obligation with respect to any grant previously made unless the written consent of the affected Grantee is obtained.

15. MISCELLANEOUS.

         The provisions of this Plan shall be binding upon, and inure to the benefit of, all successors of any Grantee, including, without limitation, his estate and the executors, administrators or trustees thereof, his heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Grantee.

         Nothing contained in this Plan or in any Option Agreement, Restricted Stock Award Agreement or Stock Bonus Agreement shall confer upon any Employee the right to continued employment or shall interfere in any way with the right to terminate the employment of such Employee at any time, with or without cause.

         Except as expressly provided in this Plan, Grantees shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class; the dissolution or liquidation of the Company; the merger or consolidation of the Company with or into any other corporation; the sale or other transfer of assets or stock of the Company; or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

         The grant of an Option, Restricted Stock Award or Stock Bonus pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or to dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

         All Grantees, including those who have exercised their Options, shall be furnished at least annually financial statements and management's discussion and analysis of the financial condition and results of operations of the Company. Such information shall be subject to any agreements regarding the confidentiality of proprietary information between the Company and any Grantee; however, each Grantee shall be permitted to remove and copy such information and review and discuss such information with an attorney or other financial adviser for the legitimate personal investment planning of such Grantee.

16. APPROVAL OF PLAN.

         This Plan was adopted by resolution of the Board on September 27, 1994, as amended by the Board July 23,1996, as further amended by the Board July 22, 1997, and as approved by the shareholders on August 26, 1997. This Plan was further amended by the Board February 9, 1999 and approved by the shareholders May 11, 1999.